Exhibit 99.2
Capital Senior Living Corporation

Forward-Looking Statements The forward-looking statements in this presentation are subject to certain risks and uncertainties that could cause results to differ materially, including, but not without limitation to, the Company's ability to complete the refinancing of certain of our wholly owned communities, realize the anticipated savings related to such financing, find suitable acquisition properties at favorable terms, financing, licensing, business conditions, risks of downturns in economic conditions generally, satisfaction of closing conditions such as those pertaining to licensures, availability of insurance at commercially reasonable rates and changes in accounting principles and interpretations among others, and other risks and factors identified from time to time in our reports filed with the Securities and Exchange Commission The Company assumes no obligation to update or supplement forward-looking statements in this presentation that become untrue because of new information, subsequent events or otherwise. 1

Company Overview Capital Senior Living is one of the nation's largest operators of senior living communities Industry enjoys favorable demographic and supply/demand trends Substantially all private pay and need-driven business with strong cash flow generation Executing on accretive growth initiatives through acquisitions and conversions to higher levels of care Solid Balance Sheet 2

Company Overview Capital Senior Living operates 84 communities in 23 states with the ability to serve 12,000 residents Operates in geographically concentrated regions CA. 407 AR. 173 AZ. 189 CT. 178 FL. 226 IA. 122 IL. 650 IN. 1,475 KS. 169 LA. 136 MI. 346 MN. 173 MO. 348 MS. 143 NC. 593 SC. 614 NE. 599 NJ. 98 NY. 387 OH. 1,537 OK. 143 TX. 2,964 VA. 153 3

Resident Demographics at CSU Communities Average age of resident: 85 years Average age of resident moving in: 82 years Average stay period: 2-3 years Percent of female residents: 80% Resident turnover is primarily attributed to death or need for higher care 4

The Capital Advantage: Senior Living Options Average 121 units per IL community with large common areas and amenities Supportive services, wellness programs, social, recreational, and educational events Average monthly rate of $2,350 100% private pay Average length of resident stay is 34 months Independent Living - 60% of Units Operated 5

The Capital Advantage: Senior Living Options Average 59 units per AL community 70% of communities offer AL units Assistance with activities of daily living such as medication reminders, bathing, dressing and grooming Average monthly rate of $3,600 Substantially all private pay Average length of resident stay is 26 months Assisted Living - 34% of Units Operated 6

The Capital Advantage: Favorable Demographics U.S. population 75+ years old is estimated to grow by 3.5 million through 2015 Only 1.3 million units serving a population of 18.9 million seniors Current 6.9% penetration rate implies demand growth of 40,000 units per year Current 6.9% penetration rate implies demand growth of 40,000 units per year Current 6.9% penetration rate implies demand growth of 40,000 units per year Current 6.9% penetration rate implies demand growth of 40,000 units per year Current 6.9% penetration rate implies demand growth of 40,000 units per year (Population in millions) Source: NIC Investment Guide 2010 and U.S. Census Bureau U.S. Seniors Population Trends (75+ years old) Implied demand growth of 40,000 units per year 7

The Capital Advantage: Favorable Supply - Demand Trends Source: Seniors NIC MAP100 Trends 8 (CHART)

The Capital Advantage: Competitive Strengths Experienced on-site, regional, and corporate management Larger company economies of scale and systems that yield operating efficiencies in highly fragmented industry Strong institutional relationships (debt and equity) Nimble platform and organizational structure with regional operating centers in geographically concentrated markets Solid reputation in industry and 95% resident satisfaction Solid balance sheet Strong Board of Directors 9

The Capital Advantage: Strategy Focus on our core strengths Maximize the cash flow generated by our communities and our operations Enhance geographic concentration and maximize competitive strengths within each of our markets Increase levels of care through conversions to AL or MC units and acquisition of communities with levels of care Employ technology to enhance marketing, operations and care Capitalize on the fragmented nature of the senior living industry to strategically aggregate local and regional operators Leverage our existing base of operations, strong institutional relationships and proven track record 10

2011 Business Plan Focused on operations, marketing and growth to enhance shareholder value through: Organic growth Proactive expense management Accretive acquisitions and conversions Utilization of technology 11

2011 Business Plan : Organic Growth Increase average rents Improve occupancies Each 1% generates $3M of revenue, $2M of EBITDAR and $0.05 per share of CFFO Convert 170 units to higher levels of care Incremental $5M of revenue and $3M of EBITDAR Cash flow enhancing renovations and refurbishments Internet marketing and web-site enhancements Implement software programs to optimize care plans and levels of care charges 12

2011 Business Plan : External Growth Strategic acquisitions of primarily AL communities to enhance geographic concentrations geographic concentrations geographic concentrations (in millions) - Economics of $83.4 million of recently completed acquisitions 13

Income Statement: Q3 11 Comparison Income Statement: Q3 11 Comparison As adjusted in press releases (in millions, except per share) 14

Balance Sheet Balance Sheet Balance Sheet As of September 30, 2011 (in millions) 15

Investment Highlights Favorable demographics and attractive industry fundamentals Experienced management team with demonstrated ability to operate, acquire and create value Substantially all private pay with minimal federal regulation Accretive acquisitions in highly fragmented industry Conversions to higher levels of care with significant revenue and cash flow growth Strong cash flow generation Solid Balance Sheet 16

Capital Senior Living Corporation